UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 23, 2018

THE TRADE DESK, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37879	27-1887399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

42 N. Chestnut Street, Ventura, California 93001
(Address of Principal Executive Offices) (Zip Code)

(805) 585-3434
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On May 23, 2018, the Board of Directors (the “Board”) of The Trade Desk, Inc. (the “Company”) appointed Gokul Rajaram to the Board as a Class I director. Mr. Rajaram was appointed to a newly created vacancy on the Board resulting from an increase in the size of the Board from six (6) directors to seven (7) directors.

Mr. Rajaram currently leads Caviar, a food delivery service owned by Square (SQ), a technology company that provides tools for businesses. Before joining Square in July 2013, Mr. Rajaram was Product Director, Ads at Facebook (FB) from September 2010 to June 2013. Mr. Rajaram was Co-Founder and Chief Executive Officer of Chai Labs, a semantic technology startup, from December 2007 until its acquisition by Facebook in September 2010. Prior to Chai Labs, Mr. Rajaram served as Product Management Director for Google AdSense (GOOG) from January 2003 to November 2007. Mr. Rajaram served on the board of directors of publicly traded RetailMeNot (SALE) from October 2013 until it was taken private in May 2017.  Mr. Rajaram holds an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management, a M.S. in computer science from the University of Texas and a B. Tech in computer science from the Indian Institute of Technology Kanpur.

As a result of his appointment to the Board, Mr. Rajaram will be entitled to participate in the Company’s non-employee director compensation program (the “Program”). Pursuant to the Program, Mr. Rajaram will be entitled to receive annual cash compensation of $45,000 for his service on the Board. Additionally, pursuant to the Program and under the Company’s Amended and Restated 2016 Incentive Award Plan, Mr. Rajaram will be eligible to receive (i) an initial equity grant valued at $200,000, which he may elect to receive in the form of restricted stock, restricted stock units, stock options or a mix of one-half restricted stock or restricted stock units and one-half options, that will generally vest in substantially equal quarterly installments over the three-year period following the grant, and (ii) an annual equity grant of $200,000, prorated from the date of our last annual meeting , which he may elect to receive in the form of restricted stock, restricted stock units, stock options or a mix thereof that will vest in quarterly installments over the one-year period following the grant or, if earlier, will vest in full on the date of our next annual meeting. The Company will also enter into an indemnification agreement with Mr. Rajaram in substantially the same form entered into with the other directors of the Company.

There are no arrangements or understandings between Mr. Rajaram, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Rajaram was selected as a director. Mr. Rajaram is not a party to any transaction require to be disclosed pursuant to Item 4.04(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On May 30, 2018, the Company issued a press release announcing the appointment of Mr. Rajaram to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 30, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2018	THE TRADE DESK, INC.

	By:	/s/ Paul E. Ross
Paul E. Ross
Chief Financial Officer (Principal Financial and Accounting Officer)